SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



                         January 9, 1997
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        Date of Report (Date of earliest event reported)


              AMERICAN RESOURCES OF DELAWARE, INC.
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     (Exact name of Registrant as specified in its charter)


                            Delaware
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         (State or other jurisdiction of incorporation)


        0-21472                               86-0713506
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(Commission File Number)                    (IRS Employer
                                          Identification No.)

     160 Morgan Street
     P. O. Box 87
     Versailles, Kentucky                          40383
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(Address of principal executive offices)         (Zip Code)


                         (606) 873-5455
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      (Registrant's Telephone Number, including Area Code)


                         Not Applicable
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  (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.  Not applicable.

Item 2.   Acquisition or Disposition of Assets.  Not applicable.

Item 3.   Bankruptcy Receivership.  Not applicable.

Item 4. Change in Registrant's Certified Accountant. Not applicable.

Item 5.   Other Events.

     On January 9, 1998, the Company entered into a letter agreement to purchase all of the offshore Gulf of Mexico assets of TECO Oil & Gas, Inc., as more particularly described in
Exhibit 10.88 which is attached hereto and incorporated herein by reference.

Item 6.   Resignation of Registrant=s Directors.  Not applicable.

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements.  Not applicable.

          (b)  Pro Forma Financial Information.  Not applicable.

          (c)  Exhibits:

               Exhibit 10.88  Press release announcing agreement
                              to acquire offshore Gulf of Mexico
                              assets from TECO Oil & Gas, Inc.


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
                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AMERICAN RESOURCES OF DELAWARE, INC.



                         By:  /s/ Ralph A. Currie
                            ------------------------------------
                              Ralph A. Currie
                         Its: Chief Financial Officer

Dated:  January 16, 1998
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
                                                    Exhibit 10.88

                 AMERICAN RESOURCES OF DELAWARE
                        160 Morgan Street
                           P.O. Box 87
                     Versailles, KY  403833
                   Telephone:  (606) 873-5455
                   Facsimile:  (606) 873-4689

BUSINESS WIRE

RELEASED JANUARY 14, 1998, AT 8:00 A.M. E.S.T.

     (BW) (AMERICAN RESOURCES OF DELAWARE, INC.) (NASDAQ:GASS)
American Resources of Delaware, Inc. announces acquisition of offshore Texas and Louisiana properties.

     VERSAILLES, KY--(BUSINESS WIRE)--January 14, 1998--American Resources of Delaware, Inc. ("ARI") today announced that its wholly owned subsidiary, American Resources Offshore, Inc. ("ARO") has entered into an agreement to acquire all of the offshore Gulf of Mexico assets of TECO Oil & Gas, Inc. ("TECO"), a subsidiary of TECO Energy, Inc., for $57.5 million. ARI anticipates that the closing of the transaction will occur on or before February 16, 1998.

     The properties to be acquired include 40 federal lease blocks and 1 Texas state lease block in the offshore Gulf of Mexico covering a total of 197,468 acres with four currently producing wells and one additional well awaiting connection to production facilities. ARO will also be acquiring access to approximately 12,500 square miles of 3-D seismic data with a substantial value and the interest of TECO in two limited partnerships. Additionally, 27 initial drilling locations have been identified on structural closures with 3-D amplitude support and/or positive AVO responses. TECO has an average working interest of approximately 30% in each of the blocks with reserves which have been estimated to be in excess of 80 billion cubic feet of gas equivalents. ARO would also become a participant in an ongoing exploration program in which a team of geoscientists uses state-of-the-art equipment and technology.

     President and C.E.O. of ARI, Rick Avare, commented: "This is the acquisition we have been looking for. With four substantial wells already producing and one more to be hooked up in the near future, we should start out with respectable cash flows; but the real excitement comes from the potential in these properties. In addition, we are scheduled to participate in 3 "bright spot" prospects to be drilled in the first quarter of 1998. We are very pleased that the first acquisition to be credited to Bill Gray and the staff at ARO will nearly double the size of our company."

     American Resources of Delaware, Inc. is a fully integrated producer of oil and gas. The Company owns pipelines and production in the Gulf Coast and Appalachian regions.

     For more information, contact the Company's Investor
Relations Department at (606) 873-5455.


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